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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-A
                             REGISTRATION STATEMENT

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ---------------

                          THOMASVILLE BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

              GEORGIA                                          58-2175800
(State of incorporation or organization)                    (I.R.S. Employer
                                                            Identification No.)

                             301 NORTH BROAD STREET
                           THOMASVILLE, GEORGIA 31792
                            TELEPHONE: (912) 226-3300
          (Address, including zip code, of principal executive offices)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
-------------------                              ------------------------------
       None                                                   None

                                 ---------------

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C), PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), PLEASE CHECK THE FOLLOWING BOX. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
NOT APPLICABLE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 Title of class
                                 --------------

                     Common Stock, $1.00 par value per share

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Common Stock, $1.00 par value per share, included under the caption "Description of Capital Stock" in the Registration Statement on Form SB-2 of the Registrant (File No. 333- 58545) filed with the Securities and Exchange Commission (the "Commission") on July 6, 1998, as amended, is hereby incorporated by reference. In addition, the description of the Common Stock, $1.00 par value per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

ITEM 2. EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits which are denominated by an asterisks (*) were previously filed as a part of, and are hereby incorporated by reference from the Registration Statement on Form SB-2 under the Securities Act of 1933 for the Company, Registration No. 33-91536 (referred to as "SB-2"). The exhibit numbers correspond to the exhibit numbers in the referenced document.

         EXHIBIT NO.                        DESCRIPTION
         -----------                        -----------

         3.1*                       Articles of Incorporation of the Company

         3.2*                       Bylaws of the Company

         4.1                        Specimen Common Stock Certificate


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      THOMASVILLE BANCSHARES, INC.


                                      By: /s/ Stephen H. Cheney
                                          -------------------------------------
                                          Stephen H. Cheney,
                                          President and Chief Executive Officer

Date: April 27, 1999

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                                  EXHIBIT INDEX



Exhibit No.                                                   Description
-----------                                                   -----------

   4.1                                              Specimen Common Stock Certificate